UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

                On April 26, 2007, MEMC Electronic Materials, Inc. (the “Company”) issued a press release reporting results of operations for the quarter ended March 31, 2007. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                (d)     Appointment of New Director. On April 25, 2007, Marshall C. Turner was appointed by the Board of Directors of the Company to fill a vacancy on the Board of Directors and to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Turner will serve as a Class I director and his term will expire in 2008. The Company announced the appointment of Mr. Turner in its April 26, 2007 press release. A copy of that press release is being furnished with this Form 8-K as Exhibit 99.1.

                (e)     Shareholder Approval of Amendment to 2001 Equity Incentive Plan. On April 25, 2007, at the Company’s annual meeting of stockholders, the stockholders approved an amendment to MEMC’s 2001 Equity Incentive Plan to increase the number of shares available for grant under the plan from 15 million to 25 million. The Board of Directors of the Company had approved the amendment on January 24, 2007, subject to the approval of the stockholders. Directors and employees of the Company, including the chief executive officer, chief financial officer and other named executive officers, may be granted awards under the plan. The plan was orignially adopted by the Board and approved by stockholders in 2001 and was amended and restated effective as of March 1, 2002 and then again as of January 26, 2004. The Compensation Committee of the Board of Directors administers the plan. Receipt of grants under the plan is subject to the discretion of the Compensation Committee. The Compensation Committee has discretion to, among other things:

•	Determine whether to grant nonqualified stock options, restricted stock, stock units or a combination thereof;
•	Select the directors, prospective employees, employees and consultants to whom awards are made;
•	Establish the timing, pricing, amount, vesting and other terms and conditions of each award;
•	Adopt, amend and rescind rules and regulations relating to the plan;
•	Construe and interpret the plan and award agreements; and
•	Make all other determinations necessary or advisable for the administration of the plan.

Under the plan, if there is a change in the number of outstanding shares of MEMC common stock by reason of any stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or other form of reorganization, or any other change involving MEMC common stock, proportionate adjustments will be made under the plan to reflect the change.

The plan will remain in effect until terminated by the Compensation Committee. The plan will continue thereafter, however, until all awards previously granted under the plan are satisfied or otherwise terminated. No awards may be granted under the plan after December 7, 2011. The Compensation Committee may at any time amend, suspend or terminate the plan. No amendment, suspension or termination, however, may adversely affect a grantee's rights under any previously granted award without the consent of the grantee.

Item 9.01.	Exhibits.

(d)

Exhibit No.	Item
99.1	Press release dated April 26, 2007 furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: April 26, 2007	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Item
99.1	Press release dated April 26, 2007 furnished with this report.